NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS CONTINUING IMPROVEMENT
WITH THIRD QUARTER RESULTS

OLNEY, MARYLAND, October 21, 2010 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, today announced net income available to common stockholders for the third quarter of 2010 of $6.4 million ($0.27 per diluted share) compared to a net loss available to common stockholders of $14.8 million (($0.90) per diluted share) for the third quarter of 2009 and net income available to common stockholders of $5.1 million ($0.21 per diluted share) for the second quarter of 2010. The third quarter of 2010 included a provision for loan and lease losses of $2.5 million compared to $34.5 million for the third quarter of 2009 and $6.1 million for the second quarter of 2010.

Net income available to common stockholders for the nine-month period ending September 30, 2010 totaled $10.8 million ($0.49 per diluted share) compared to a net loss available to common stockholders of $15.2 million (($0.93) per diluted share) for the prior year period. The results included a provision for loan and lease losses totaling $23.6 million for the first nine months of 2010. The results for the first nine months of 2009 included a provision for loan and lease losses of $55.7 million and an FDIC special assessment charge of $1.7 million.

“Our positive third quarter results provide us with further reason for optimism even as the economy struggles to recover from the recent recession. The experience gained during this very challenging economic period has enabled us to emerge as a stronger institution as we remain focused on the business of community banking,” said Daniel J. Schrider, President and Chief Executive Officer.

“We took aggressive action early in the credit cycle to identify and resolve problem credits and this is evidenced by the continued downward trend in our non-performing commercial real estate mortgage and construction loans, in addition to commercial business loans.  The provision for loan losses declined for the fourth consecutive quarter, due in large part to a continued decrease in non-performing loans. We recognize that more work remains to be done in this area, given the tenuous state of the economic recovery, and our credit team is continuing to work diligently to deal with our remaining problem credits.

“The low level of consumer and small business confidence has served to limit business expansion and new home construction as the national economy remains in neutral, with the added threat of deflation and volatile international markets. Our primary challenge is to make quality loans, and we are developing loan origination strategies that will serve our business and retail clients.

“On a further positive note, our consistent expense control and stable net interest margin continue to drive our favorable performance. We believe that emphasis on the fundamental elements of community banking will serve us well as the business climate improves,” said Schrider.

Third Quarter Highlights:

•	The Company repaid $41.5 million of the $83.0 million in preferred stock issued to the U.S. Treasury under the TARP Capital Purchase Program.

•	The provision for loan and lease losses totaled $2.5 million for the quarter compared to $34.5 million for the third quarter of 2009 and $6.1 million for the second quarter of 2010.

•
Non-performing assets declined to $103.6 million compared to $150.2 million at September 30, 2009 and $118.0 million at June 30, 2010. This decrease also resulted in a coverage ratio of the allowance for loan and lease losses compared to non-performing loans of 72% compared to a ratio of 44% at September 30, 2009 and 65% at June 30, 2010.

•	Loan charge-offs, net of recoveries, totaled $6.5 million for the third quarter of 2010 compared to $29.8 million for the third quarter of 2009 and $4.3 million for the second quarter of 2010.

•	The net interest margin was 3.64% for the third quarter of 2010 compared to 3.27% for the third quarter of 2009 and 3.58% for the second quarter of 2010.

•	Non-interest expenses decreased 5% for the third quarter of 2010 compared to the third quarter of 2009 and decreased 2% compared to the second quarter of 2010.

Review of Balance Sheet and Credit Quality

Comparing September 30, 2010 balances to September 30, 2009, total assets decreased 1% to $3.6 billion. Total loans and leases decreased 6% to $2.2 billion compared to the prior year. This decrease in loans was attributable to declines in most major categories of the loan portfolio due to a lack of loan demand in weak economic conditions. Total loans decreased 2% compared to the second quarter of 2010.

Customer funding sources, which include deposits and other short-term borrowings from core customers, decreased 3% compared to the prior year and 2% compared to the second quarter of 2010. The decrease compared to the prior year was due primarily to a decline of 18% in certificates of deposit. This planned decrease was due mainly to a reduction in rates as the Company managed its net interest margin. The decline in certificate of deposit balances was substantially offset by an increase of 6% in the combined balances of noninterest-bearing deposits, traditional savings and interest-bearing checking accounts as clients sought to retain liquidity in a volatile economic environment.

Stockholders’ equity totaled $451.7 million at September 30, 2010, and represented 12.5% of total assets, compared to 10.5% at September 30, 2009.  At September 30, 2010 the Company had a total risk-based capital ratio of 16.56%, a tier 1 risk-based capital ratio of 15.29% and a tier 1 leverage ratio of 11.15%.

The provision for loan and lease losses totaled $2.5 million for the third quarter of 2010 compared to $34.5 million for the third quarter of 2009 and $6.1 million for the second quarter of 2010. The decrease compared to both the prior year quarter and the second quarter of 2010 was primarily due to a lower level of non-performing loans.  The credit risk management process has resulted in the identification of the most significant problem credits. The decrease in the provision was the direct result of these identification efforts, the early provision of loan loss reserves and the aggressive work out or charge-off of these problem credits.

Loan charge-offs, net of recoveries, totaled $6.5 million for the third quarter of 2010 compared to net charge-offs of $29.8 million for the third quarter of 2009 and net charge-offs of $4.3 million for the second quarter of 2010. The allowance for loan and lease losses represented 3.08% of outstanding loans and leases and 72% of non-performing loans at September 30, 2010 compared to 2.70% of outstanding loans and leases and 44% of non-performing loans at September 30, 2009 and 3.22% of outstanding loans and leases and 65% of non-performing loans at June 30, 2010. Non-performing loans includes loans 90 days or more past due.

Non-performing assets totaled $103.6 million at September 30, 2010 compared to $150.2 million at September 30, 2009 and $118.0 million at June 30, 2010. The decrease compared to the prior year was due primarily to a decrease in non-accrual loans, particularly in the commercial real estate mortgage and construction portfolios  and the commercial business loan portfolios as a result of charge-offs and pay-downs.

Income Statement Review

Comparing the third quarters of 2010 and 2009, net interest income increased by $3.1 million, or 12%. This increase was due primarily to the decline in rates paid on deposits. This resulted in a higher net interest margin for the third quarter of 2010 of 3.64% compared to 3.27% for third quarter of 2009.

Non-interest income remained virtually level at $10.7 million for the third quarter of 2010 compared to the third quarter of 2009. Other noninterest income increased $0.7 million due largely to higher accrued gains on mortgage commitments. Trust and investment management fees increased $0.1 million or 4% while Visa check fees increased $0.1 million or 11%. These gains were largely offset by decreases of $0.3 million or 9% in service charges on deposits and gains on sales of mortgage loans which decreased $0.2 million or 10% due to lower mortgage loan origination volumes.

Non-interest expenses were $25.3 million in the third quarter of 2010 compared to $26.6 million in the third quarter of 2009, a decrease of $1.3 million or 5%. Salaries and benefits expense decreased $0.6 million or 4% due primarily to lower health plan expenses.  FDIC insurance expense decreased $0.2 million or 13% due mainly to the decline in deposit balances while amortization of intangibles decreased $0.6 million or 53% due to intangibles from branch acquisitions that had fully amortized during the third quarter of 2009.

Comparing the first nine months of 2010 and 2009, net interest income increased by $10.8 million, or 14%. This increase was due primarily to the decline in rates paid on deposits which more than offset the decrease in the yield on interest earning assets. The net interest margin for the first nine months of 2010 increased to 3.59% compared to a net interest margin of 3.25% for the prior year period.

Non-interest income increased 1% to $33.9 million for the first nine months of 2010 as compared to $33.7 million in 2009. This increase was due primarily to fees on sales of investments which increased $0.4 million or 19% resulting from growth in sales of financial products. In addition, trust and investment fees increased $0.4 million or 6% due to growth in assets under management while Visa check fees increased $0.3 million or 14% due to an increased volume of electronic transactions. Other noninterest income also increased $0.7 million or 14% due to higher mark to market adjustments associated with commercial loan swaps.  These increases were somewhat offset by a decline of $0.6 million or 6% in service charges on deposits due to lower commercial account analysis fees and return check charges.

Non-interest expenses were $76.6 million for the first nine months of 2010 compared to $77.7 million for the first nine months of 2009. This decrease was due primarily to a decrease of $1.6 million or 32% in FDIC insurance expense due largely to a $1.7 million one time special assessment by the FDIC in the second quarter of 2009 and a decrease in intangibles amortization of $1.7 million or 53% due to intangibles from branch acquisitions that had fully amortized during the third quarter of 2009.  These decreases were partially offset by an increase of $1.6 million or 14% in other noninterest expenses due primarily to higher mark-to-market adjustments associated with commercial loan swaps.

Conference Call

The Company’s management will host a conference call to discuss its third quarter results today at 2:00 P.M. (ET).  A live Web cast of the conference call is available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com.  Participants may call 877-380-5664. A password is not necessary.  Visitors to the Web site are advised to log on 10 minutes ahead of the scheduled start of the call.  An internet-based replay will be available at the Web site until 12:00 midnight (ET) November 22, 2010.  A telephone voice replay will also be available during that same time period at 800-642-1687.  Please use pass code #15724091 to access.

About Sandy Spring Bancorp/Sandy Spring Bank

With $3.6 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The Equipment Leasing Company and West Financial Services, Inc.  Sandy Spring Bancorp is the largest publicly traded banking company headquartered and operating in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 43 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland, and Fairfax and Loudoun counties in Virginia. Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of leasing, insurance and investment management services. Visit www.sandyspringbank.com to locate an ATM near you or for more information about Sandy Spring Bank.

For additional information or questions, please contact:
Daniel J. Schrider, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email: DSchrider@sandyspringbank.com
            PMantua@sandyspringbank.com
Web site: www.sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release.  These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made.  Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements.  Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements, and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties.  Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2009, including in the Risk Factors section of that report, and in its other SEC reports.  Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
(Dollars in thousands, except per share data)	2010	2009	Change	2010	2009	Change
Results of Operations:
Net interest income	$29,499	$26,402	12%	$86,654	$75,875	14%
Provision for loan and lease losses	2,453	34,450	(93)	23,585	55,678	(58)
Non-interest income	10,738	10,662	1	33,947	33,666	1
Non-interest expenses	25,339	26,567	(5)	76,598	77,675	(1)
Income (loss) before income taxes	12,445	(23,953)	-	20,418	(23,812)	-
Net income (loss)	8,484	(13,574)	-	15,244	(11,637)	-
Net income (loss) available to common stockholders	$6,410	$(14,779)	-	$10,767	$(15,244)	-

Return on average assets (1)	0.70%	(1.62)%		0.40%	(0.58)%
Return on average common equity (1)	6.26%	(19.01)%		3.89%	(6.52)%
Net interest margin	3.64%	3.27%		3.59%	3.25%
Efficiency ratio - GAAP (3)	62.98%	71.68%		63.51%	70.91%
Efficiency ratio - Non-GAAP (3)	59.27%	66.49%		60.46%	66.07%

Per share data:
Basic net income (loss)	$0.35	$(0.83)	-%	$0.70	$(0.71)	-%
Basic net income (loss) per common share	0.27	(0.90)	-	0.49	(0.93)	-
Diluted net income (loss)	0.35	(0.83)	-	0.70	(0.71)	-
Diluted net income (loss) per common share	0.27	(0.90)	-	0.49	(0.93)	-
Dividends declared per common share	0.01	0.12	(92)	0.03	0.36	(92)
Book value per common share	17.14	18.25	(6)	17.14	18.25	(6)
Average fully diluted shares	24,102,497	16,466,631	46	21,812,412	16,438,691	33

Financial Condition at period-end:
Assets	$3,606,617	$3,632,391	(1)%	$3,606,617	$3,632,391	(1)%
Total loans and leases	2,185,207	2,334,282	(6)	2,185,207	2,334,282	(6)
Investment securities	1,099,518	980,446	12	1,099,518	980,446	12
Deposits	2,585,496	2,683,487	(4)	2,585,496	2,683,487	(4)
Stockholders' equity	451,717	380,571	19	451,717	380,571	19

Capital ratios:
Tier 1 leverage	11.15%	9.31%		11.15%	9.31%
Tier 1 capital to risk-weighted assets	15.29%	11.96%		15.29%	11.96%
Total regulatory capital to risk-weighted assets	16.56%	13.23%		16.56%	13.23%
Tangible common equity to tangible assets (4)	9.06%	6.07%		9.06%	6.07%
Average equity to average assets	12.57%	10.79%		12.14%	11.15%

Credit quality ratios:
Allowance for loan and lease losses to total loans and leases	3.08%	2.70%		3.08%	2.70%
Nonperforming loans to total loans and leases	4.27%	6.14%		4.27%	6.14%
Nonperforming assets to total assets	2.87%	4.14%		2.87%	4.14%
Annualized net charge-offs to average loans and leases (2)	1.18%	5.00%		1.24%	2.38%

(1)	Calculation utilizes net income available to common stockholders.
(2)	Calculation utilizes average loans and leases, excluding residential mortgage loans held-for-sale.
(3)	The GAAP efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income.

The traditional, non-GAAP efficiency ratio excludes intangible asset amortization from non-interest expense; securities gains (losses) from non-interest income; OTTI; and adds the tax-equivalent adjustment to net interest income.  See the Reconciliation Table included with these Financial Highlights.

(4)
The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets, other comprehensive losses and preferred stock.  See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2010	2009	2010	2009
GAAP efficiency ratio:
Non-interest expenses	$25,339	$26,567	$76,598	$77,675
Net interest income plus non-interest income	$40,237	$37,064	$120,601	$109,541

Efficiency ratio–GAAP	62.98%	71.68%	63.51%	70.91%

Non-GAAP efficiency ratio:
Non-interest expenses	$25,339	$26,567	$76,598	$77,675
Less non-GAAP adjustment:
Amortization of intangible assets	495	1,048	1,487	3,150
Non-interest expenses as adjusted	$24,844	$25,519	$75,111	$74,525

Net interest income plus non-interest income	$40,237	$37,064	$120,601	$109,541
Plus non-GAAP adjustment:
Tax-equivalent income	1,321	1,331	3,484	3,463
Less non-GAAP adjustments:
Securities gains	25	15	323	207
OTTI recognized in earnings	(380)	-	(469)	-
Net interest income plus non-interest income - as adjusted	$41,913	$38,380	$124,231	$112,797

Efficiency ratio–Non-GAAP	59.27%	66.49%	60.46%	66.07%

Tangible common equity ratio:
Total stockholders' equity	$451,717	$380,571	$451,717	$380,571
Accumulated other comprehensive income (loss)	(8,384)	310	(8,384)	310
Goodwill	(76,816)	(76,816)	(76,816)	(76,816)
Other intangible assets, net	(7,050)	(9,033)	(7,050)	(9,033)
Preferred stock	(40,308)	(79,930)	(40,308)	(79,930)
Tangible common equity	$319,159	$215,102	$319,159	$215,102

Total assets	$3,606,617	$3,632,391	$3,606,617	$3,632,391
Goodwill	(76,816)	(76,816)	(76,816)	(76,816)
Other intangible assets, net	(7,050)	(9,033)	(7,050)	(9,033)
Tangible assets	$3,522,751	$3,546,542	$3,522,751	$3,546,542

Tangible common equity ratio	9.06%	6.07%	9.06%	6.07%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)

	September 30,	December 31,	September 30,
(Dollars in thousands)	2010	2009	2009
Assets
Cash and due from banks	$40,511	$49,430	$42,079
Federal funds sold	1,522	1,863	1,271
Interest-bearing deposits with banks	37,692	8,503	45,660
Cash and cash equivalents	79,725	59,796	89,010
Residential mortgage loans held for sale (at fair value)	19,234	12,498	10,926
Investments available-for-sale (at fair value)	960,313	858,433	807,145
Investments held-to-maturity — fair value of $111,298, $137,787 and $146,800 at September 30, 2010, December 31, 2009 and September 30, 2009, respectively	106,553	132,593	140,528
Other equity securities	32,652	32,773	32,773
Total loans and leases	2,185,207	2,298,010	2,334,282
Less: allowance for loan and lease losses	(67,282)	(64,559)	(62,937)
Net loans and leases	2,117,925	2,233,451	2,271,345
Premises and equipment, net	48,175	49,606	49,827
Other real estate owned	10,011	7,464	6,873
Accrued interest receivable	13,083	13,653	13,325
Goodwill	76,816	76,816	76,816
Other intangible assets, net	7,050	8,537	9,033
Other assets	135,080	144,858	124,790
Total assets	$3,606,617	$3,630,478	$3,632,391

Liabilities
Noninterest-bearing deposits	$580,309	$540,578	$573,601
Interest-bearing deposits	2,005,187	2,156,264	2,109,886
Total deposits	2,585,496	2,696,842	2,683,487
Securites sold under retail repurchase agreements and federal funds purchased	97,884	89,062	84,138
Advances from FHLB	409,263	411,584	411,827
Subordinated debentures	35,000	35,000	35,000
Accrued interest payable and other liabilities	27,257	24,404	37,368
Total liabilities	3,154,900	3,256,892	3,251,820

Stockholders' Equity
Preferred stock—par value $1.00 (liquidation preference of $1,000 per share) shares authorized 83,094, shares issued and outstanding 41,547, 83,094 and 83,094, net of discount of $1,239, $2,999, $3,164 at September 30, 2010, December 31, 2009 and September 30, 2009, respectively	40,308	80,095	79,930
Common stock — par value $1.00; shares authorized 49,916,906; shares issued and outstanding 24,006,748, 16,487,852 and 16,470,078 at September 30, 2010, December 31, 2009 and September 30, 2009, respectively	24,007	16,488	16,470
Warrants	3,699	3,699	3,699
Additional paid in capital	176,582	87,334	87,572
Retained earnings	198,737	188,622	193,210
Accumulated other comprehensive income (loss)	8,384	(2,652)	(310)
Total stockholders' equity	451,717	373,586	380,571
Total liabilities and stockholders' equity	$3,606,617	$3,630,478	$3,632,391

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME/(LOSS) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2010	2009	2010	2009
Interest Income:
Interest and fees on loans and leases	$29,084	$31,280	$87,742	$96,579
Interest on loans held for sale	148	121	321	654
Interest on deposits with banks	61	23	158	112
Interest and dividends on securities:
Taxable	6,336	5,947	18,640	13,673
Exempt from federal income taxes	1,737	1,814	5,372	5,560
Interest on federal funds sold	1	-	2	3
Total interest income	37,367	39,185	112,235	116,581
Interest Expense:
Interest on deposits	3,883	8,743	13,741	28,118
Interest on retail repurchase agreements and federal funds purchased	61	87	198	225
Interest on advances from FHLB	3,676	3,706	10,949	11,005
Interest on subordinated debt	248	247	693	1,358
Total interest expense	7,868	12,783	25,581	40,706
Net interest income	29,499	26,402	86,654	75,875
Provision for loan and lease losses	2,453	34,450	23,585	55,678
Net interest income after provision for loan and lease losses	27,046	(8,048)	63,069	20,197
Non-interest Income:
Investment securities gains	25	15	323	207
Total other-than-temporary impairment ("OTTI") losses	(334)	-	(1,168)	-
Portion of OTTI losses recognized in other comprehensive income, before taxes	(46)	-	699	-
Net OTTI recognized in earnings	(380)	-	(469)	-
Service charges on deposit accounts	2,567	2,823	7,984	8,537
Gains on sales of mortgage loans	915	1,011	2,544	2,819
Fees on sales of investment products	782	740	2,464	2,062
Trust and investment management fees	2,505	2,406	7,488	7,063
Insurance agency commissions	978	1,048	3,895	4,138
Income from bank owned life insurance	709	740	2,105	2,176
Visa check fees	843	758	2,438	2,144
Other income	1,794	1,121	5,175	4,520
Total non-interest income	10,738	10,662	33,947	33,666
Non-interest Expenses:
Salaries and employee benefits	13,841	14,411	41,393	41,319
Occupancy expense of premises	2,826	2,685	8,625	8,008
Equipment expenses	1,137	1,444	3,655	4,332
Marketing	589	484	1,678	1,389
Outside data services	966	987	3,007	2,754
FDIC insurance	1,056	1,219	3,383	4,968
Amortization of intangible assets	495	1,048	1,487	3,150
Other expenses	4,429	4,289	13,370	11,755
Total non-interest expenses	25,339	26,567	76,598	77,675
Income (loss) before income taxes	12,445	(23,953)	20,418	(23,812)
Income tax expense (benefit)	3,961	(10,379)	5,174	(12,175)
Net income (loss)	$8,484	$(13,574)	$15,244	$(11,637)
Preferred stock dividends and discount accretion	2,074	1,205	4,477	3,607
Net income (loss) available to common stockholders	$6,410	$(14,779)	$10,767	$(15,244)

Net Income Per Share Amounts:
Basic net income (loss) per share	$0.35	$(0.83)	$0.70	$(0.71)
Basic net income (loss) per common share	0.27	(0.90)	0.49	(0.93)
Diluted net income (loss) per share	$0.35	$(0.83)	$0.70	$(0.71)
Diluted net income (loss) per common share	0.27	(0.90)	0.49	(0.93)
Dividends declared per common share	$0.01	$0.12	$0.03	$0.36

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA (Unaudited)

	2010			2009
(Dollars in thousands, except per share data)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$38,688	$38,663	$38,368	$40,025	$40,516	$39,791	$39,737
Interest expense	7,868	8,512	9,201	10,816	12,783	14,220	13,703
Tax-equivalent net interest income	30,820	30,151	29,167	29,209	27,733	25,571	26,034
Tax-equivalent adjustment	1,321	1,155	1,008	1,376	1,331	1,123	1,009
Provision for loan and lease losses	2,453	6,107	15,025	21,084	34,450	10,615	10,613
Non-interest income	10,738	11,869	11,340	11,575	10,662	11,030	11,974
Non-interest expenses	25,339	25,953	25,306	25,364	26,567	26,858	24,250
Income (loss) before income taxes	12,445	8,805	(832)	(7,040)	(23,953)	(1,995)	2,136
Income tax expense (benefit)	3,961	2,546	(1,333)	(3,822)	(10,379)	(1,715)	(81)
Net Income (loss)	8,484	6,259	501	(3,218)	(13,574)	(280)	2,217
Net Income (loss) available to common stockholders	$6,410	$5,056	$(699)	$(4,421)	$(14,779)	$(1,482)	$1,017
Financial ratios:
Return on average assets	0.70%	0.56%	(0.08)%	(0.48)%	(1.62)%	(0.17)%	0.12%
Return on average common equity	6.26%	5.13%	(0.92)%	(4.66)%	(19.01)%	(1.90)%	1.32%
Net interest margin	3.64%	3.58%	3.56%	3.40%	3.27%	3.11%	3.39%
Efficiency ratio - GAAP (1)	62.98%	63.51%	64.07%	64.36%	71.68%	75.70%	65.54%
Efficiency ratio - Non-GAAP (1)	59.27%	60.59%	61.56%	61.29%	66.49%	70.58%	61.29%
Per share data:
Basic net income (loss) per share	$0.35	$0.26	$0.03	$(0.20)	$(0.83)	$(0.02)	$0.14
Basic net income (loss) per common share	0.27	0.21	(0.04)	(0.27)	(0.90)	(0.09)	0.06
Diluted net income (loss) per share	$0.35	0.26	0.03	(0.20)	(0.83)	(0.02)	0.13
Diluted net income (loss) per common share	0.27	0.21	(0.04)	(0.27)	(0.90)	(0.09)	0.06
Dividends declared per common share	$0.01	0.01	0.01	0.01	0.12	0.12	0.12
Book value per common share	$17.14	16.80	16.33	17.80	18.25	18.92	19.06
Average fully diluted shares	24,102,497	24,033,158	17,243,415	16,477,925	16,496,480	16,444,252	16,433,788
Non-interest income:
Securities gains	$25	$95	$203	$211	$15	$30	$162
Net OTTI recognized in earnings	(380)	(89)	-	-	-	-	-
Service charges on deposit accounts	2,567	2,791	2,626	2,896	2,823	2,851	2,863
Gains on sales of mortgage loans	915	1,020	609	434	1,011	786	1,022
Fees on sales of investment products	782	941	741	761	740	622	700
Trust and investment management fees	2,505	2,534	2,449	2,358	2,406	2,370	2,287
Insurance agency commissions	978	928	1,989	1,098	1,048	1,040	2,050
Income from bank owned life insurance	709	703	693	730	740	725	711
Visa check fees	843	855	740	776	758	748	638
Other income	1,794	2,091	1,290	2,311	1,121	1,858	1,541
Total non-interest income	$10,738	$11,869	$11,340	$11,575	$10,662	$11,030	$11,974
Non-interest expense:
Salaries and employee benefits	$13,841	$14,181	$13,371	$13,141	$14,411	$13,704	$13,204
Occupancy expense of premises	2,826	2,709	3,090	2,702	2,685	2,548	2,775
Equipment expenses	1,137	1,304	1,214	1,359	1,444	1,374	1,514
Marketing	589	573	516	777	484	485	420
Outside data services	966	918	1,123	967	987	961	806
FDIC insurance	1,056	1,186	1,141	1,124	1,219	2,790	959
Amortization of intangible assets	495	496	496	496	1,048	1,047	1,055
Other expenses	4,429	4,586	4,355	4,798	4,289	3,949	3,517
Total non-interest expense	$25,339	$25,953	$25,306	$25,364	$26,567	$26,858	$24,250
(1) The GAAP efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization and the goodwill impairment loss; excludes securities gains; OTTI losses from non-interest income; and adds the tax-equivalent adjustment to net interest income.  See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA (Unaudited)

	2010			2009
(Dollars in thousands)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Residential mortgage loans	$442,723	$458,502	$460,129	$457,414	$455,312	$450,500	$461,359
Residential construction loans	92,485	86,393	83,902	92,283	115,258	138,923	163,861
Commercial mortgage loans	903,195	900,312	882,040	894,951	873,438	862,315	859,882
Commercial construction loans	96,823	95,357	130,064	131,789	174,052	199,278	222,805
Commercial loans and leases	258,566	284,708	302,995	321,924	314,599	333,025	342,870
Consumer loans	391,415	393,560	397,527	399,649	401,623	405,348	411,068
Total loans and leases	2,185,207	2,218,832	2,256,657	2,298,010	2,334,282	2,389,389	2,461,845
Less: allowance for loan and lease losses	(67,282)	(71,377)	(69,575)	(64,559)	(62,937)	(58,317)	(59,798)
Net loans and leases	2,117,925	2,147,455	2,187,082	2,233,451	2,271,345	2,331,072	2,402,047
Goodwill	76,816	76,816	76,816	76,816	76,816	76,816	76,816
Other intangible assets, net	7,050	7,546	8,042	8,537	9,033	10,080	11,128
Total assets	3,606,617	3,701,150	3,673,246	3,630,478	3,632,391	3,617,497	3,519,432
Total deposits	2,585,496	2,659,956	2,653,448	2,696,842	2,683,487	2,650,845	2,553,912
Customer repurchase agreements	97,884	86,062	78,416	74,062	84,138	98,827	91,928
Total stockholders' equity	451,717	483,681	471,857	373,586	380,571	391,262	392,522
Quarterly average balance sheets:
Residential mortgage loans	$466,437	$467,970	$462,803	$464,737	$460,772	$477,955	$481,721
Residential construction loans	87,522	85,617	89,732	106,115	123,892	150,914	176,811
Commercial mortgage loans	906,010	887,259	891,722	877,419	871,831	862,658	854,402
Commercial construction loans	96,502	115,965	131,265	165,784	191,021	216,897	224,229
Commercial loans and leases	272,353	294,168	317,492	312,547	327,569	341,039	359,820
Consumer loans	393,491	395,833	398,233	401,164	401,930	408,200	408,843
Total loans and leases	2,222,315	2,246,812	2,291,247	2,327,766	2,377,015	2,457,663	2,505,826
Securities	1,058,175	1,013,756	970,681	1,026,179	956,350	772,878	536,981
Total earning assets	3,360,758	3,379,388	3,318,070	3,409,867	3,370,823	3,298,923	3,117,590
Total assets	3,620,881	3,645,090	3,591,786	3,672,382	3,627,617	3,549,185	3,375,715
Total interest-bearing liabilities	2,571,000	2,596,353	2,653,187	2,709,152	2,671,944	2,595,303	2,471,762
Noninterest-bearing demand deposits	568,835	547,245	524,313	549,347	532,462	527,713	476,361
Total deposits	2,607,190	2,612,633	2,640,853	2,718,882	2,661,108	2,581,837	2,431,471
Customer repurchase agreements	87,927	85,178	81,622	92,471	95,310	93,980	69,212
Total stockholders' equity	455,101	475,521	387,099	380,534	391,571	393,201	391,673
Capital and credit quality measures:
Average equity to average assets	12.57%	13.05%	10.78%	10.36%	10.79%	11.08%	11.60%
Allowance for loan and lease losses to loans and leases	3.08%	3.22%	3.08%	2.81%	2.70%	2.44%	2.43%
Non-performing loans to total loans	4.27%	4.93%	6.05%	5.82%	6.14%	5.84%	4.90%
Non-performing assets to total assets	2.87%	3.19%	3.90%	3.89%	4.14%	4.05%	3.57%
Annualized net charge-offs to average loans and leases (1)	1.18%	0.77%	1.78%	3.34%	5.00%	1.97%	0.22%
Net charge-offs	$6,548	$4,305	$10,009	$19,462	$29,831	$12,095	$1,341
Non-performing assets:
Non-accrual loans and leases	$73,876	$83,887	$110,719	$111,180	$127,473	$123,117	$110,761
Loans and leases 90 days past due	18,268	24,226	25,085	19,001	15,491	16,004	9,545
Restructured loans and leases	1,199	1,199	682	3,549	395	395	395
Other real estate owned, net	10,011	8,730	6,796	7,464	6,873	6,829	5,094
Other assets owned	200	-	-	-	-	-	-
Total non-performing assets	$103,554	$118,042	$143,282	$141,194	$150,232	$146,345	$125,795
(1) Calculation utilizes average loans and leases, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Unaudited)

	Three Months Ended September 30,
	2010			2009
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans (3)	$466,437	$6,081	5.23%	$460,772	$6,795	5.90%
Residential construction loans	87,522	964	4.37	123,892	1,583	5.07
Commercial mortgage loans	906,010	13,766	6.03	871,831	13,290	6.05
Commercial construction loans	96,502	880	3.62	191,021	1,330	2.76
Commercial loans and leases	272,353	3,737	5.45	327,569	4,428	5.37
Consumer loans	393,491	3,804	3.86	401,930	3,975	3.94
Total loans and leases (2)	2,222,315	29,232	5.23	2,377,015	31,401	5.25
Taxable securities	906,231	6,463	2.91	798,735	5,947	3.11
Tax-exempt securities (4)	151,944	2,931	7.03	157,615	3,145	7.07
Interest-bearing deposits with banks	78,355	61	0.31	35,880	23	0.25
Federal funds sold	1,913	1	0.18	1,578	-	0.17
Total interest-earning assets	3,360,758	38,688	4.57	3,370,823	40,516	4.77

Less: allowance for loan and lease losses	(71,059)			(60,342)
Cash and due from banks	44,806			44,500
Premises and equipment, net	48,518			50,404
Other assets	237,858			222,232
Total assets	$3,620,881			$3,627,617

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$299,110	82	0.11%	$256,432	99	0.15%
Regular savings deposits	166,989	41	0.10	153,903	56	0.14
Money market savings deposits	886,296	1,125	0.50	899,017	2,868	1.27
Time deposits	685,960	2,635	1.52	819,294	5,720	2.77
Total interest-bearing deposits	2,038,355	3,883	0.76	2,128,646	8,743	1.63
Other borrowings	88,308	61	0.27	96,342	87	0.36
Advances from FHLB	409,337	3,676	3.56	411,956	3,706	3.57
Subordinated debentures	35,000	248	2.84	35,000	247	2.82
Total interest-bearing liabilities	2,571,000	7,868	1.21	2,671,944	12,783	1.90

Noninterest-bearing demand deposits	568,835			532,462
Other liabilities	25,945			31,640
Stockholders' equity	455,101			391,571
Total liabilities and stockholders' equity	$3,620,881			$3,627,617

Net interest income and spread		$30,820	3.36%		$27,733	2.87%
Less: tax-equivalent adjustment		1,321			1,331
Net interest income		$29,499			$26,402

Interest income/earning assets			4.57%			4.77%
Interest expense/earning assets			0.93			1.50
Net interest margin			3.64%			3.27%

(1)
Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 39.88% for 2010 and 2009. The annualized taxable-equivalent adjustments utilized inthe above table to compute yields aggregated to $1.3 million and $1.3 million in 2010 and 2009, respectively.

(2)	Non-accrual loans are included in the average balances.
(3)	Includes residential mortgage loans held for sale. Home equity loans and lines are classified as consumer loans.
(4)	Includes only investments that are exempt from federal taxes.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Unaudited)

	Nine Months Ended September 30,
	2010			2009
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans (3)	$465,393	$18,989	5.44%	$473,406	$21,020	5.92%
Residential construction loans	87,616	3,044	4.65	150,345	5,833	5.19
Commercial mortgage loans	895,049	40,459	6.04	863,028	39,780	6.16
Commercial construction loans	114,450	2,657	3.10	210,594	4,712	2.99
Commercial loans and leases	294,506	11,434	5.19	342,691	13,866	5.41
Consumer loans	395,835	11,480	3.90	406,299	12,022	3.97
Total loans and leases (2)	2,252,849	88,063	5.22	2,446,363	97,233	5.31
Taxable securities	855,243	19,227	3.02	598,223	13,673	3.18
Tax-exempt securities (4)	159,281	8,269	6.92	158,716	9,023	7.17
Interest-bearing deposits with banks	83,351	158	0.25	57,864	112	0.26
Federal funds sold	1,814	2	0.17	2,207	3	0.21
Total interest-earning assets	3,352,538	115,719	4.61	3,263,373	120,044	4.92

Less: allowance for loan and lease losses	(70,145)			(58,231)
Cash and due from banks	44,633			45,170
Premises and equipment, net	48,876			50,904
Other assets	243,100			217,214
Total assets	$3,619,002			$3,518,430

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$288,637	256	0.12%	$251,257	326	0.17%
Regular savings deposits	163,687	128	0.10	151,942	177	0.16
Money market savings deposits	892,838	4,006	0.60	809,442	8,690	1.44
Time deposits	727,980	9,351	1.72	833,955	18,925	3.03
Total interest-bearing deposits	2,073,142	13,741	0.89	2,046,596	28,118	1.84
Other borrowings	87,881	198	0.30	86,612	225	0.35
Advances from FHLB	410,523	10,949	3.57	412,195	11,005	3.57
Subordinated debentures	35,000	693	2.64	35,000	1,358	5.17
Total interest-bearing liabilities	2,606,546	25,581	1.31	2,580,403	40,706	2.11

Noninterest-bearing demand deposits	546,961			512,384
Other liabilities	26,006			33,494
Stockholders' equity	439,489			392,149
Total liabilities and stockholders' equity	$3,619,002			$3,518,430

Net interest income and spread		$90,138	3.30%		$79,338	2.81%
Less: tax-equivalent adjustment		3,484			3,463
Net interest income		$86,654			$75,875

Interest income/earning assets			4.61%			4.92%
Interest expense/earning assets			1.02			1.67
Net interest margin			3.59%			3.25%

(1)
Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 39.88% for 2010 and 2009. The annualized taxable-equivalent adjustments utilized inthe above table to compute yields aggregated to $3.5 million and $3.5 million in 2010 and 2009, respectively.

(2)	Non-accrual loans are included in the average balances.
(3)	Includes residential mortgage loans held for sale. Home equity loans and lines are classified as consumer loans.
(4)	Includes only investments that are exempt from federal taxes.